Exhibit 10.1

SUBLEASE

THE COCA-COLA COMPANY,

a Delaware corporation

Sublandlord

and

GLOBAL PAYMENTS INC.,

a Georgia corporation

Subtenant

Premises in

10 Glenlake North Tower

Atlanta, Georgia 30328

TABLE OF CONTENTS

1.	MASTER LEASE TERMS AND CONDITIONS, USE AND RESTRICTIONS ON USE.	1

2.	TERM.	2

3.	RENT.	3

4.	RENT ADJUSTMENTS.	4

5.	SECURITY DEPOSIT.	5

6.	ALTERATIONS.	5

7.	REPAIR.	7

8.	LIENS.	7

9.	ASSIGNMENT AND SUBLETTING.	7

10.	INDEMNIFICATION.	8

11.	INSURANCE.	8

12.	WAIVER OF SUBROGATION.	9

13.	SERVICES AND UTILITIES.	9

14.	HOLDING OVER.	11

15.	SUBORDINATION.	11

16.	RULES AND REGULATIONS.	11

17.	SUBLANDLORD'S AGREEMENT TO NOT EXERCISE ITS CANCELLATION RIGHT.	12

18.	DEFAULT.	12

19.	REMEDIES.	13

20.	SUBTENANT'S BANKRUPTCY OR INSOLVENCY.	16

21.	QUIET ENJOYMENT.	17

22.	CASUALTY DAMAGE AND EMINENT DOMAIN	17

23.	NOTICES.	17

24.	TAXES PAYABLE BY SUBTENANT.	17

25.	DEFINED TERMS AND HEADINGS.	18

26.	COMMISSIONS.	18

27.	TIME AND APPLICABLE LAW.	18

28.	SUCCESSORS AND ASSIGNS.	18

29.	ENTIRE AGREEMENT.	18

30.	ATTORNEYS' FEES.	19

31.	SPECIAL STIPULATIONS.	19

- i -

EXHIBITS

EXHIBIT A	Premises, including floor plans

EXHIBIT B	Copy of Master Lease

EXHIBIT C	Form of Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT D	Rules and Regulations

EXHIBIT E	Form of Master Landlord Consent

EXHIBIT A-Floor Plans of Subleased Premises as of Lease Reference Date

EXHIBIT E-1 - Specifications with regard to use of portion of Rooftop Premises

EXHIBIT E-2 - Option to Enter into New Lease

EXHIBIT E-3 - Janitorial Specifications and Additional Service Level Agreement

EXHIBIT E-4 – Subtenant’s Security Plan

EXHIBIT F	Rent

EXHIBIT G	Special Stipulations

EXHIBIT G-1 - Furniture and Equipment within the First Refusal Space

EXHIBIT G-2 - Furniture and Equipment having a value of $146,850.00

EXHIBIT G-3 - Furniture and Equipment having a value of $161,150.00

EXHIBIT H	Rooftop Premises

EXHIBIT I	Reserved Parking Spaces

- ii -

KEY PROVISIONS SUMMARY

BUILDING:	10 Glenlake North Tower Atlanta, Georgia 30328

SUBLANDLORD:	The Coca-Cola Company, a Delaware corporation

SUBLANDLORD’S ADDRESS:	One Coca-Cola Plaza Atlanta, Georgia 30313 Attention: Ms. Lynne R. O’Brien, Director Corporate Real Estate

With copies to:

The Coca-Cola Company One Coca-Cola Plaza Atlanta, Georgia 30313 Attention: Senior Staff Counsel, Legal Division

and

Holt Ney Zatcoff & Wasserman, LLP 100 Galleria Parkway, Suite 600 Atlanta, Georgia 30339 Attention: Sanford H. Zatcoff, Esq.

and

Advantis Real Estate Services Company 3455 Peachtree Road, Suite 400 Atlanta, Georgia 30326 Attention: Scott Nelson

LEASE REFERENCE DATE:	December 23, 2003

SUBTENANT:	Global Payments Inc., a Georgia corporation

SUBTENANT’S ADDRESS:

(a) As of beginning of Term:	Suite 101, 10 Glenlake Parkway North Tower. Atlanta, Georgia 30328

(b) Prior to beginning of Term:	Four Corporate Square Atlanta, Georgia 30329

- iii -

PREMISES:	Floors 1, 2, 7, 8, 9 and 10

PREMISES RENTABLE AREA:	146,175 rentable square feet

SCHEDULED COMMENCEMENT DATE:	March 1, 2004

TERMINATION DATE:	February 28, 2011

TERM OF LEASE:	Seven (7) years, zero (0) months and zero (0) days beginning on the Commencement Date and ending on the Termination Date (unless sooner terminated pursuant to the Sublease)

ANNUAL RENT:	See Exhibit “F”

MONTHLY INSTALLMENT OF RENT:	See Exhibit “F”

BASE YEAR (OPERATING EXPENSES):	2004 and agreed to be $723,855.34

BASE YEAR (TAXES):	2004

SUBTENANT’S PROPORTIONATE SHARE:	59.1%

SECURITY DEPOSIT:	Waived

REAL ESTATE BROKER : DUE COMMISSION	Advantis Real Estate Services Company for Sublandlord; Icon Commercial Interests, LLC for Subtenant

MASTER LANDLORD:	Highwoods DLF 97/26 DLF 99/32, L.P., a Delaware limited partnership

MASTER PROPERTY:	The entire 10 Glenlake North Tower Office Building consisting of 247,360 rentable square feet located on Floors 1 through 10, inclusive

MASTER LEASE:	Office Lease dated October 31, 2000, by and between Master Landlord, as Landlord, and Sublandlord, as Tenant, as amended by First Amendment to Office Lease between the same parties dated May 31, 2001, and as further amended by Second Amendment to Office Lease dated on or about the Lease Reference Date

- iv -

This Key Provisions Summary is incorporated into and made a part of the Sublease. In the event of any conflict between any Key Provisions Summary information and the Sublease, the Sublease shall control. This Sublease includes Exhibits A through I, all of which are made a part of this Sublease.

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Key Provisions Summary to the Sublease to be duly executed, sealed and delivered the day and year first above written.

SUBLANDLORD:		SUBTENANT:

THE COCA-COLA COMPANY, a Delaware corporation		GLOBAL PAYMENTS INC., a Georgia corporation

By:	/s/ David M. Taggart	By:	/s/ Suellyn P. Tornay
Name:	David M. Taggart	Name:	Suellyn P. Tornay
Title:	Vice President and Treasurer	Title:	General Counsel

(CORPORATE SEAL)		(CORPORATE SEAL)

Dated:	December 29, 2003	Dated:	December 24, 2003

- v -

SUBLEASE

THIS SUBLEASE (hereinafter referred to as the “Sublease”) is made and entered into between Sublandlord and Subtenant as of the Lease Reference Date. Pursuant to this Sublease, Sublandlord leases to Subtenant and Subtenant leases from Sublandlord the Premises in the Building as set forth and described on the Key Provisions Summary. The Key Provisions Summary, including all terms defined thereon, is incorporated as part of this Sublease.

1. MASTER LEASE TERMS AND CONDITIONS, USE AND RESTRICTIONS ON USE.

1.1 Sublandlord leases from Master Landlord pursuant to the Master Lease the Master Property. This Sublease evidences the sublease of the Premises by Subtenant from Sublandlord. This Sublease is made upon, and shall be subject and subordinate to, all of the terms, covenants and conditions of the Master Lease. Concurrently with the execution of this Sublease, the Master Landlord, Sublandlord and Subtenant are executing a Consent Letter respecting this Sublease in the form attached hereto as Exhibit E. Subtenant hereby covenants and agrees (a) to assume, faithfully perform, observe and be bound by all of the terms, covenants and conditions required to be performed by or on the part of the “Tenant” under the Master Lease related to the Premises, all of which shall constitute terms of this Sublease, except to the extent such terms are inconsistent with the terms of this Sublease (including the payment of rent due under the Master Lease which shall be paid by Sublandlord and the terms expressed in the Consent Letter to the extent the Consent Letter conflicts with any of the terms, covenants or conditions in the Master Lease), in which event the terms of this Sublease (including, without limitation, the terms of the Consent Letter) shall prevail; (b) to indemnify, protect, defend and hold Sublandlord harmless from and against any and all liabilities, penalties, demands and other costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred under or pursuant to the Master Lease (as modified by the Consent Letter) by reason of Subtenant’s failure to fully comply with any and all of the duties, covenants and obligations of Sublandlord under and pursuant to the Master Lease (as modified by the Consent Letter) related to the Premises which are required to be performed by the “Tenant” pursuant to the terms of the Master Lease (as modified by the Consent Letter) except for the payment of rent due under the Master Lease which shall be paid by Sublandlord; (c) that any default by Master Landlord shall not affect this Sublease or waive or defer the performance of any of Subtenant’s obligations hereunder; (d) that Subtenant shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Master Lease, or the rights of Sublandlord as “Tenant” under the Master Lease to be endangered, cancelled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty; and (e) to obtain Sublandlord’s consent whenever Master Landlord’s consent is needed under the Master Lease unless such consent from the Master Landlord has already been obtained as evidenced in the Consent Letter. If there is any conflict between the provisions of this Sublease and the provisions of the Master Lease which would permit Subtenant to do or cause to be done or suffer or permit anything to be

Initial: Sublandlord

Initial: Subtenant

done which is prohibited by the Master Lease, then the provisions of the Master Lease shall govern and prevail, subject to the terms and provisions of the Consent Letter. Sublandlord does, however, agree to assist Subtenant in securing the performance of any responsibility of Master Landlord under the terms of the Master Lease, when requested to do so by Subtenant. Sublandlord shall maintain the Master Lease in full force and effect during the Sublease Term provided Sublandlord shall not be liable to Subtenant for any early termination of or default under the Master Lease which is not due to the gross negligence or willful misconduct of Sublandlord.

1.2 The Premises are to be used solely for general office purposes except that Sublandlord agrees that Subtenant shall be permitted to perform data center operations and operate its data center on the first floor of the Building. Subtenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Subtenant shall not do, permit or suffer in, on, or about the Premises the commission of any waste, provided that Subtenant may gather and dispose of trash and waste in the ordinary course of business. Subtenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Subtenant’s sole expense. Subtenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

2. TERM.

2.1 Although the Term of this Sublease shall begin on the Scheduled Commencement Date, (i) Subtenant shall have the right to access the Premises on and after January 2, 2004 for the purpose of making improvements to the Premises, installation of equipment, reconfiguration of furniture, phone and data cabling work and related matters, and in the event that Sublandlord does not allow Subtenant to have access to the Premises no later than January 2, 2004, Subtenant shall receive an additional one-half day of free rent for each day after January 1, 2004 that such access is not provided to Subtenant, such free rent to be applicable with respect to each floor of the Premises for which such access is not made available; and (ii) although there will be no application of free rent as mentioned in item (i) above, Sublandlord will use reasonable efforts so that Subtenant will have access to the following floors of the Premises on the following dates in order that Subtenant may begin any of its tenant improvement work, installation of equipment, reconfiguration of furniture, phone and data cabling work and related matters:

Floor	Date
1	Upon Sublease execution
2	Upon Sublease execution
7	Upon Sublease execution
8	Upon Sublease execution
9	Upon Sublease execution
10	Upon Sublease execution

Each floor of the Premises will be delivered by Sublandlord to Subtenant in “broom-clean” condition, but otherwise Sublandlord shall have no obligation with respect to preparation of the Premises for Subtenant. Subtenant also agrees that in the event Sublandlord is not able to deliver the various floors of the Premises as set forth in the above chart, Sublandlord shall not be liable for any damages resulting from such inability to make an early delivery of the Premises.

2.2 Even though Sublandlord has agreed to allow Subtenant to have access to the Premises prior to the Scheduled Commencement Date as set forth in Section 2.1, such occupancy shall be subject to all the provisions of this Sublease and shall not advance the Termination Date.

3. RENT.

3.1 Subtenant agrees to pay to Sublandlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the Monthly Installment of Annual Rent applicable to the first month for which rent is due hereunder (that is, after expiration of the free rent period) shall be paid upon the execution of this Sublease, and Subtenant shall receive credit in accordance with Section 3.B. of Exhibit G of this Sublease for the One Hundred Thousand and No/100 Dollars ($100,000.00) advance payment which Subtenant has previously paid to Sublandlord. The Monthly Installment of Annual Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Rent shall be paid to Sublandlord, without deduction or offset and without notice or demand, at the Sublandlord’s address, as set forth on the Key Provisions Summary, or to such other person or at such other place as Sublandlord may from time to time designate in writing.

3.2 Subtenant recognizes that late payment of any rent or other sum due under this Sublease will result in administrative expense to Sublandlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Sublease, a late charge shall be due in an amount equal to two percent (2%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Subtenant shall be reassessed and added to Subtenant’s obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Subtenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Sublandlord’s remedies pursuant to Article 19 of this Sublease in the event said rent or other payment is unpaid after date due. The foregoing notwithstanding, Sublandlord will waive such late charge if the amount not paid when due is paid by Subtenant within five (5) days after written notice from Sublandlord that such payment is past due, provided, however, that the waiver of the late charge will be applicable only to the first two (2) late payments in any consecutive twelve (12) month period.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

4.1.2 Operating Expenses: All items defined as “Operating Expenses”, including “Project Expenses” in Lease Addendum No. 1 and Lease Addendum No. 1.1 of the Master Lease except that (i) paragraph 8 of Lease Addendum No. 1 of the Master Lease shall have no application as there is to be no limit in this Sublease on the annual amount of increase in Operating Expenses except to the extent that Subtenant’s Proportionate Share of Operating Expenses are based on the Operating Expenses charged to Sublandlord by Master Landlord; and (ii) as evidenced in the Consent Letter, Subtenant will install at its sole cost and expense a submeter to meter the electric usage for the first floor data center operations which electric usage charge will be paid directly by Subtenant and will not be included as a part of “Operating Expenses” for so long as the first floor submeter is used.

4.1.3 Taxes and Assessments: All items defined as “Taxes and Assessments” as described in Lease Addendum No. 1 to the Master Lease.

4.2 If in any Lease Year commencing with Lease Year 2005, (i) Operating Expenses paid or incurred shall exceed Operating Expenses paid or incurred in the Base Year and/or (ii) Taxes and Assessments paid or incurred by Sublandlord in any Lease Year shall exceed the amount of such Taxes and Assessments which became due and payable in the Base Year, Subtenant shall pay as additional rent for such Lease Year Subtenant’s Proportionate Share of such excess.

4.3 Within a reasonable time after receipt by Sublandlord from Master Landlord of an invoice or other notice as to the amount of Operating Expenses and Taxes and Assessments owing pursuant to the Master Lease, Sublandlord shall send Subtenant an invoice for the amount of Operating Expenses and/or Taxes and Assessments owing under this Sublease, and Subtenant shall pay the amount of such invoice to Sublandlord within thirty (30) days after receipt of the invoice.

4.4 Prior to the actual determination thereof for a Lease Year, Sublandlord may from time to time make a good faith estimate of Subtenant’s liability for Operating Expenses and/or Taxes and Assessments under Section 4.2, Article 6 and Article 24 for the Lease Year or portion thereof. Sublandlord will give Subtenant written notification of the amount of such estimate and Subtenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such

Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Subtenant pursuant hereto.

4.5 When the above mentioned actual determination of Subtenant’s liability for Operating Expenses and/or Taxes and Assessments is made for any Lease Year and when Subtenant is so notified in writing, then:

4.5.1 If the total additional rent Subtenant actually paid pursuant to Section 4.4 on account of Operating Expenses and/or Taxes and Assessments for the Lease Year is less than Subtenant’s liability for Operating Expenses and/or Taxes and Assessments, then Subtenant shall pay such deficiency to Sublandlord as additional rent in one lump sum within thirty (30) days of receipt of Sublandlord’s bill therefor; and

4.5.2 If the total additional rent Subtenant actually paid pursuant to Section 4.4 on account of Operating Expenses and/or Taxes for the Lease Year is more than Subtenant’s liability for Operating Expenses and/or Taxes, then Sublandlord shall credit the difference against the then next due payments to be made by Subtenant under this Article 4. Subtenant shall not be entitled to a credit by reason of actual Operating Expenses and/or Taxes in any Lease Year being less than Operating Expenses and/or Taxes in the Base Year.

4.6 Subtenant’s liability for Operating Expenses and Taxes and Assessments for each Lease Year which does not consist of a full twelve (12) months shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT.

Waived

6. ALTERATIONS.

6.1 Subtenant has examined the Premises and accepts the Premises in its “AS-IS, WHERE-IS” condition, and Subtenant acknowledges and agrees that neither Sublandlord nor any of Sublandlord’s agents, employees or representatives has made any representation or warranty, either express or implied, with respect to the Premises, or the use thereof by Subtenant. Subtenant shall not make any alterations to the Premises without Sublandlord’s prior written consent and, as may be required by the Master Lease, Master Landlord’s prior written consent, it being acknowledged that certain alterations to the Premises have been approved by Sublandlord and Master Landlord as specified in the Consent Letter. If any alterations are permitted, Subtenant shall comply with all requirements of the Master Lease with respect to such alterations, including, but not limited to, mechanic’s liens and bonding. When applying for such consent, Subtenant shall, if requested by Sublandlord, furnish complete plans and specifications for such alterations, additions and improvements. The hanging of pictures, cork boards and the like normally allowed in first-class office buildings is permitted without any consent from Sublandlord, but Subtenant shall be responsible for removing same and repairing any damage at the time Subtenant vacates any floor of the Premises unless Master Landlord agrees in a writing addressed to Subtenant and Sublandlord that such removal and repair is not required.

6.2 In the event Sublandlord and Master Landlord consent to the making of any such alteration, addition or improvement by Subtenant, the same shall be made at Subtenant’s sole cost and expense.

6.3 Subtenant shall pay in addition to any sums due pursuant to Article 4, any increase in Taxes and Assessments attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Sublandlord’s election said sums shall be paid in the same way as sums due under Article 4.

6.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Subtenant, including carpeting installed by Subtenant, shall be and remain the property of Subtenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Sublandlord without compensation to Subtenant upon the expiration or sooner termination of the Term, at which time title shall pass to Sublandlord under this Sublease as by a bill of sale, unless Sublandlord elects otherwise. Upon such election by Sublandlord, Subtenant shall upon written demand by Sublandlord, at Subtenant’s sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Sublandlord to be removed and which did not exist at the commencement of the term of this Sublease, and Subtenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted. The foregoing notwithstanding, in the event that Subtenant enters into a direct lease with the Master Landlord for occupancy of the Premises commencing at the end of the term of this Sublease, this Section 6.4 shall be inapplicable to the extent that Subtenant is not required by the Master Landlord to remove the alterations, additions and improvements made or installed by Subtenant during the term of this Sublease.

6.5 Because Subtenant has obtained the consent of the Master Landlord as expressed in the Consent Letter, Subtenant will be allowed to provide its own security personnel in the Building in addition to security personnel provided by Master Landlord; provided, however, Subtenant’s security procedures and personnel shall in no way negatively affect Sublandlord’s ability to sublease the remainder of the Building nor interfere with the business and operations being conducted by other occupants in the Building. In the event that Master Landlord requires the ground-floor Building lobby to be reconfigured as provided in Article 6 of the Master Lease, Subtenant agrees (i) to use reasonable efforts to obtain Master Landlord’s consent to minimize the required reconfiguration of the ground-floor Building lobby by utilizing the existing ground-floor Building lobby as a part of Subtenant’s security procedures, and (ii) to pay Subtenant’s proportionate share of the cost of reconfiguring the ground-floor Building lobby.

6.6 Sublandlord agrees to provide to Subtenant an allowance of up to 10¢ per rentable square foot (that is an allowance not to exceed $14,617.50) for a test fit for space planning purposes. The allowance will be paid by Sublandlord to Subtenant within thirty (30) days after receipt of an invoice from Subtenant’s architect. The exact amount of the test fit allowance will be the amount billed for such purpose by Subtenant’s architect, but in no event to exceed $14,617.50.

7. REPAIR.

7.1 Subtenant shall be responsible at its cost and expense with regard to the repair and maintenance of the Premises as required by the terms and provisions of the Master Lease. Sublandlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises. Sublandlord will pay the cost, if any, to repair any damage to the first floor lobby floor caused by the removal of the existing turnstiles.

7.2 Except as provided in Article 22, there shall be no abatement of rent and no liability of Sublandlord by reason of any injury to or interference with Subtenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Subtenant waives the right to make repairs at Sublandlord’s expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS.

Subtenant shall keep the Premises, the Building and appurtenant land and Subtenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Subtenant, or obligations incurred by Subtenant. In the event that Subtenant shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Sublandlord with insurance against the same issued by a major title insurance company or such other protection against the same as Sublandlord shall accept, Sublandlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Sublandlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Subtenant on written demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Subtenant shall have the right to assign and/or sublease all or any part of the Premises only in the event that Subtenant complies with all of the relevant terms and provisions of the Master Lease and only provided that Subtenant obtains the prior written consent of Sublandlord, which consent may not be unreasonably withheld, conditioned or delayed. Other than as set forth in the preceding sentence and in the following sentence, Subtenant shall not have the right to assign or pledge this Sublease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Subtenant, and shall not make, suffer or permit such assignment, subleasing or occupancy except as provided in this Section 9.1. Provided that Subtenant complies with the applicable provisions of the Master Lease and obtains any required consent of the Master Landlord, Subtenant shall have the right to assign all of its right, title and interest in and to this Sublease without having to obtain Sublandlord’s consent to: (i) any corporation or other entity that controls, is controlled by, or is under common control with, Subtenant; (ii) any entity resulting from the merger of or consolidation with Subtenant; or (iii) any entity that acquires substantially all of Subtenant’s assets as a going concern of the business that is being conducted on the Premises, so long as the assignee is a bona fide entity and assumes the obligations of Subtenant. Subtenant shall give Sublandlord prior written notice of any assignment or subletting and evidence that the Subtenant has obtained any required consent of Master Landlord. Subtenant shall at all times remain directly, primarily and fully responsible and liable following any assignment or subletting for all of the obligations of Subtenant hereunder.

10. INDEMNIFICATION.

None of the Sublandlord Entities (as defined in Article 25 hereof) shall be liable and Subtenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the negligence or willful misconduct of Sublandlord or its agents, employees or contractors. Subtenant shall protect, indemnify and hold the Sublandlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorneys’ fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Sublandlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Subtenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Subtenant in or about the Premises or from transactions of the Subtenant concerning the Premises; (c) Subtenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Subtenant in the performance of any covenant or agreement on the part of the Subtenant to be performed pursuant to this Sublease. The provisions of this Article shall survive the termination of this Sublease with respect to any claims or liability accruing prior to such termination. Subtenant acknowledges that Sublandlord is not in a position to provide services to the Building, as such all such services are provided by the Master Landlord, and Subtenant agrees to deal directly with the Master Landlord with respect to all services and utilities to be provided to the Building.

11. INSURANCE.

11.1 Subtenant shall, at its sole cost and expense, maintain throughout the Term with respect to the Premises, all insurance coverages required to be maintained by Sublandlord under the Master Lease pursuant to the terms and provisions of the Master Lease. Sublandlord and

Master Landlord shall be named as additional insureds under such insurance. Subtenant shall provide Sublandlord and Master Landlord with certificates of insurance evidencing the insurance to be maintained by Subtenant hereunder. Subtenant agrees to give Sublandlord and Master Landlord at least thirty (30) days advance written notice of any cancellation or reduction of insurance under any such policy.

11.2 Each of the aforesaid policies shall (a) be provided at Subtenant’s expense; (b) name the Sublandlord, the Master Landlord and the building management company as additional insureds; (c) be issued by an insurance company with a minimum Best’s rating of “A:VII” during the Term; and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Sublandlord and Master Landlord; and said policy or policies or certificates thereof shall be delivered to Sublandlord and Master Landlord by Subtenant (prior to Subtenant’s accessing the Building as provided in Section 2.1 hereof), and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Subtenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work and such other insurance as Sublandlord and Master Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Sublandlord and Master Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION.

So long as their respective insurers so permit, Subtenant and Sublandlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Subtenant acknowledges that Sublandlord does not covenant or agree to do or perform any obligations undertaken or assumed by the Master Landlord under the Master Lease and that Master Landlord has responsibility for providing services and utilities under the terms of the Master Lease.

13.2 Provided that Subtenant obtains Master Landlord’s approval, Sublandlord agrees (i) to allow one stall in the loading dock area of the Building to be dedicated to Subtenant’s use; and (ii) to allow Subtenant, at Subtenant’s sole cost and expense, to have two of the Building’s elevators dedicated to access only the floors comprising the Premises (except that the elevators accessing the other floors in the Building will also access the first floor of the Premises), and for the other three passenger elevators not to be allowed access to the floors comprising the Premises

(except the first floor of the Premises), and that the freight elevator will not access any floor of the Premises (other than the first floor) except by use of an elevator card to be installed at Subtenant’s sole expense; (iii) to allow Subtenant to continue to maintain the operation of a cafeteria facility on the first floor of the Building (within the Premises) for the sole use of Subtenant and its employees and visitors as identified on Lease Addendum No. 3.1 to the Master Lease; (iv) to allow Subtenant to utilize thirty (30) of the reserved parking spaces on level 4 of the Parking Facility for Subtenant’s employees, and twelve (12) of the reserved parking spaces for Subtenant’s visitors in the locations identified on Lease Addendum No. 3.1 to the Master Lease as designated on Exhibit I of this Sublease, provided that Subtenant shall bear all costs associated with painting and otherwise designating such parking spaces as appropriate; (v) to allow the installation of an add-on or additional UPS system within the Premises; and (vi) to allow the installation of generators, generator pads, cooling tanks for Liebert units, and Liebert units.

13.3 Subtenant acknowledges that Article 5 of the Master Lease contains provisions respecting after hours heating and air conditioning, and Subtenant agrees to make arrangements directly with Master Landlord, and be billed directly by Master Landlord for all after hours heating and air conditioning required by Subtenant in the Premises.

13.4 It is generally understood that mold spores are part of the environment, present essentially everywhere and can grow in most moist locations. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Subtenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. Prior to executing this Sublease, Subtenant has first inspected the Premises and certifies that Subtenant has not observed mold, mildew or moisture within the Premises. Subtenant agrees to immediately notify Sublandlord and the Building’s property manager if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and shall allow the Building’s management representatives to evaluate and make recommendations and/or take appropriate corrective action. SUBTENANT EXPRESSLY ASSUMES AND ACCEPTS ANY AND ALL RISKS INVOLVED IN OR RELATED TO, AND RELEASES SUBLANDLORD AND SUBLANDLORD’S MANAGERS, AGENTS, EMPLOYEES AND OFFICERS FROM ANY LIABILITY FOR ANY PERSONAL INJURY OR DAMAGES TO PROPERTY CAUSED BY OR ASSOCIATED WITH, MOISTURE OR THE GROWTH OR OCCURRENCE OF MOLD OR MILDEW WITHIN THE PREMISES PRIOR TO OR DURING THE TERM OF THIS LEASE. In addition, Subtenant acknowledges that control of moisture and mold prevention are integral to its sublease obligations.

13.5 Pursuant to Lease Addendum No. 4 of the Master Lease, included as a part of the Premises is the right for Subtenant (on a non-exclusive basis) to have its name listed on all signage outside of the Building, including on all monument signs in the top position, and that part of the Rooftop Premises (as such term is used in Lease Addendum No. 11 to the Master Lease) as shown on the diagram attached hereto as Exhibit H. Exhibit H also details that part of the Rooftop Premises which is included as a part of the Premises subleased by Sublandlord to Subtenant pursuant to this Sublease; provided, however, because Exhibit H is not an accurate measurement, in no event will more than 59.1% of the Rooftop Premises be included as a part of the Premises subleased by Sublandlord to Subtenant hereunder, and in the event that upon accurate measurement it is determined that Exhibit H hereto includes more than 59.1% of the Rooftop Premises, a revised Exhibit H will be prepared, attached hereto and substituted for the Exhibit H currently attached to this Sublease. Sublandlord agrees that it will include provisions in the subleases for the other floors in the Building to be subleased by Sublandlord to prohibit any other of Sublandlord’s subtenants from erecting a dish on the Rooftop Premises that would block Subtenant’s signs to be affixed to the walls of the Rooftop penthouse.

14. HOLDING OVER.

Unless otherwise provided in the Consent Letter, Subtenant shall have no right to occupy the Premises or any part thereof after expiration of this Sublease or after termination of this Sublease or of Subtenant’s right to possession after the occurrence of an Event of Default hereunder. If Subtenant or any party claiming by, through or under Subtenant holds over in violation of this Sublease, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including, without limitation, damages payable by Sublandlord to Master Landlord by reason of such holdover.

15. SUBORDINATION.

Without the necessity of any additional document being executed by Subtenant for the purpose of effecting a subordination, this Sublease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages, deeds to secure debt or deeds of trust now or hereafter placed on, against or affecting the Building, Master Landlord’s interest or estate in the Building, or any ground or underlying lease, provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage, deed to secure debt or deed of trust elects to have Subtenant’s interest in this Sublease be superior to any such instrument, then, by notice to Subtenant, this Sublease shall be deemed superior, whether this Sublease was executed before or after said instrument. Notwithstanding the foregoing, Subtenant covenants and agrees to execute and deliver upon reasonable prior written demand such further instruments evidencing such subordination or superiority of this Sublease as reasonably may be required by Master Landlord. Upon reasonable prior written demand, Subtenant agrees to execute such subordination and attornment agreements as the holder of any mortgage, or deed to secure debt on the Building may reasonably require. Attached hereto as Exhibit C and incorporated herein is a form of subordination, non-disturbance and attornment agreement, which form Subtenant agrees is reasonable and agrees to enter into.

16. RULES AND REGULATIONS.

Subtenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit B to the Master Lease and such additional or different rules and regulations adopted by the Master Landlord from time to time.

17. SUBLANDLORD’S AGREEMENT TO NOT EXERCISE ITS CANCELLATION RIGHT.

As long as this Sublease remains in full force and effect, Sublandlord agrees that it will not exercise its cancellation right provided in Article 21 of the Master Lease to cancel the Master Lease with respect to any part of the Premises.

18. DEFAULT.

The following events shall be deemed to be Events of Default under this Sublease:

18.1. Subtenant shall fail to pay when due any sum of money becoming due to be paid to Sublandlord under this Sublease, whether such sum be any installment of the rent reserved by this Sublease, any other amount treated as additional rent under this Sublease, or any other payment or reimbursement to Sublandlord required by this Sublease, whether or not treated as additional rent under this Sublease, and such failure shall continue for a period of five days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve-month period commencing with the date of such notice, the failure to pay within five days after due any other sum of money becoming due to be paid to Sublandlord under this Sublease during such period shall be an Event of Default, without notice.

18.2 Subtenant shall fail to comply with any term, provision or covenant of this Sublease which is provided for in another Section of this Article and shall not cure such failure within twenty (20) days (immediately, if the failure involves a hazardous condition) after written notice of such failure to Subtenant; provided, however, if such failure (other than a failure involving a hazardous condition) cannot practically be cured within twenty (20) days, Subtenant shall have such longer period of time as is reasonably necessary to cure such failure to comply provided that Subtenant commences the cure within the first twenty (20) days and thereafter diligently prosecutes the cure to completion.

18.3 Subtenant shall fail to vacate the Premises immediately upon termination of this Sublease, by lapse of time or otherwise, or upon termination of Subtenant’s right to possession only, unless after February 28, 2011, Subtenant is allowed to remain in possession of the Premises pursuant to a direct lease entered into with the Master Landlord.

18.4 Subtenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Subtenant bankrupt, or appointing a receiver of Subtenant, or of the whole or any substantial part of its property, without the consent of Subtenant, or approving a petition filed against Subtenant seeking reorganization or arrangement of Subtenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

18.6 Subtenant commits any act or omission which constitutes a default under the Master Lease unless such default is waived by the Master Landlord or has been consented to by Master Landlord.

18.7 Subtenant shall assign, sublet or transfer its interest hereunder in violation of this Sublease.

19. REMEDIES.

19.1 Upon the occurrence of any of the Events of Default described or referred to in Article 18, Sublandlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Sublandlord may, at its election, terminate this Sublease or terminate Subtenant’s right to possession only, without terminating the Sublease.

19.1.2 Upon any termination of this Sublease due to an Event of Default, or upon any termination due to an Event of Default of Subtenant’s right to possession without termination of the Sublease, Subtenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Sublandlord, and Subtenant hereby grants to Sublandlord full and free license to enter into and upon the Premises in such event and to repossess Sublandlord of the Premises as of Sublandlord’s former estate and to expel or remove Subtenant and any others who may be occupying or be within the Premises and to remove Subtenant’s signs and other evidence of tenancy and all other property of Subtenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Subtenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Sublandlord’s right to rent or any other right given to Sublandlord under this Sublease or by operation of law.

19.1.3 Upon any termination of this Sublease due to an Event of Default, Sublandlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Sublease, and other sums due and payable by Subtenant on the date of termination, plus as liquidated damages and not as a penalty, Subtenant and Sublandlord agreeing that the damages to be suffered by Sublandlord in such event are substantial, but are not subject to being accurately estimated as of the time of execution of this Sublease, and the parties further agreeing that the liquidated damages provided herein are a good faith pre-estimate of the actual damages to be suffered by Landlord, an amount equal to the sum of (a) an amount equal to the then present value of the rent reserved in this Sublease for the residue of the stated Term of this Sublease including any amounts treated as additional rent under this Sublease and all other sums provided in this Sublease to be paid by Subtenant, minus the fair rental value of the Premises for such residue; (b) the value of the reasonable time and expense necessary to obtain a replacement subtenant or subtenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself, and (c) the cost of performing any other covenants which would have otherwise been performed by Subtenant.

19.1.4 Upon any termination due to an Event of Default of Subtenant’s right to possession only without termination of the Sublease:

19.1.4.1 Neither such termination of Subtenant’s right to possession nor Sublandlord’s taking and holding possession thereof as provided in Section 19.1.2 shall, by itself, terminate the Sublease or release Subtenant, in whole or in part, from any obligation, including Subtenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Sublease for the full Term.

19.1.4.2 Sublandlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Sublandlord, in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Sublease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Sublandlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Sublandlord deems necessary or desirable, and Subtenant shall, upon demand, pay the reasonable cost thereof, together with Sublandlord’s reasonable expenses of reletting, including, without limitation, any commission incurred by Sublandlord. If Sublandlord decides to relet the Premises or a duty to relet is imposed upon Sublandlord by law, Sublandlord and Subtenant agree that nevertheless Sublandlord shall at most be required to use only the same efforts Sublandlord then uses to lease premises in the Building generally and that in any case that Sublandlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Sublandlord may be leasing or have available and may place a suitable prospective subtenant in any such other space regardless of when such other space becomes available. Sublandlord shall not be required to observe any instruction given by Subtenant about any reletting or accept any subtenant offered by Subtenant unless such offered subtenant has a credit-worthiness acceptable to Sublandlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Sublandlord for Subtenant improvements, broker’s commissions and other leasing costs) all no less favorable to Sublandlord than as called for in this Sublease, nor shall Sublandlord be required to make or permit any assignment, or sublease for more than the current term or which Sublandlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Sublandlord shall elect to terminate the Sublease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Subtenant shall pay to Sublandlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Sublease and other sums reserved in this Sublease for the remaining Term, together with Sublandlord’s reasonable costs incurred until Sublandlord shall elect to terminate the Sublease of repairs, alterations, additions, redecorating and Sublandlord’s expenses of reletting and the collection of the rent accruing therefrom (including attorneys’ fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Sublandlord may have received from any reletting of the Premises; and Subtenant agrees that Sublandlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Sublandlord in excess of the amount then owed by Subtenant to Sublandlord from time to time shall be credited against Subtenant’s future obligations under this Sublease but shall not otherwise be refunded to Subtenant or inure to Subtenant’s benefit.

19.2 Sublandlord may, at Sublandlord’s option, enter into and upon the Premises if Sublandlord determines in its sole discretion that Subtenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Subtenant is responsible under this Sublease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Subtenant’s business resulting therefrom. If Subtenant shall have vacated the Premises, Sublandlord may at Sublandlord’s option re-enter the Premises at any time during the last six months of the then current Term of this Sublease and make any and all such changes, alterations, revisions, additions and Subtenant and other improvements in or about the Premises as Sublandlord shall elect, all without any abatement of any of the rent otherwise to be paid by Subtenant under this Sublease,

19.3 If, on account of an Event of Default, it shall become necessary or appropriate for Sublandlord to employ or consult with an attorney concerning or to enforce or defend any of Sublandlord’s rights or remedies arising under this Sublease, Subtenant agrees to pay all Sublandlord’s reasonable attorneys’ fees so incurred.

19.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Sublease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Sublease constitute a forfeiture or waiver of any rent due to Sublandlord under this Sublease or of any damages accruing to Sublandlord by reason of the violation of any of the terms, provisions and covenants contained in this Sublease.

19.5 No act or thing done by Sublandlord or its agents during the Term shall be deemed a termination of this Sublease or an acceptance of the surrender of the Premises, and no agreement to terminate this Sublease or accept a surrender of said Premises shall be valid, unless in writing signed by Sublandlord and Subtenant. No waiver by Sublandlord or Subtenant of any violation or breach of any of the terms, provisions and covenants contained in this Sublease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Sublease. Sublandlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default, unless Sublandlord so notifies Subtenant in writing. Subject to applicable statutes of limitation, forbearance by Sublandlord or Subtenant in enforcing one or more of the remedies provided in this Sublease upon an Event of Default by Subtenant or a default by Sublandlord, respectively, shall not be deemed or construed to constitute a waiver of such Event of Default by Subtenant or default by Sublandlord or of the non-defaulting party’s right to enforce any such remedies with respect to any subsequent matter.

20. SUBTENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Subtenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Subtenant, Subtenant as debtor-in-possession, and any trustee or receiver of Subtenant’s assets (each a “Subtenant’s Representative”) shall have no greater right to assume or assign this Sublease or any interest in this Sublease, or to sublease any of the Premises than accorded to Subtenant in Article 9, except to the extent Sublandlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Subtenant’s Representative to assume or assign this Sublease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Subtenant’s Representative a right of assumption of this Sublease which Subtenant’s Representative shall have timely exercised and Subtenant’s Representative shall have fully cured any default of Subtenant under this Sublease.

20.1.1.2 Subtenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Sublandlord as security for the timely payment of rent an amount equal to the larger of (a) three months’ rent and other monetary charges accruing under this Sublease; and (b) any sum specified in Article 5; and shall have provided Sublandlord with adequate other assurance of the future performance of the obligations of the Subtenant under this Sublease. Without limitation, such assurances shall include, at least, in the case of assumption of this Sublease, demonstration to the satisfaction of the Sublandlord that Subtenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Sublandlord that Subtenant’s Representative will have sufficient funds to fulfill the obligations of Subtenant under this Sublease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Sublandlord and showing a net worth and working capital in amounts determined by Sublandlord to be sufficient to assure the future performance by such assignee of all of the Subtenant’s obligations under this Sublease.

20.1.1.3 Sublandlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT.

Sublandlord represents and warrants that subject to obtaining the consent of the Master Landlord, it has full right and authority to enter into this Sublease and that Subtenant, while paying the rental and performing its other covenants and agreements contained in this Sublease and of the Master Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Sublandlord, subject to the terms and provisions of this Sublease. Sublandlord shall not be liable for any interference or disturbance by other subtenants or third persons, nor shall Subtenant be released from any of the obligations of this Sublease because of such interference or disturbance by other subtenants or third persons.

22. CASUALTY DAMAGE AND EMINENT DOMAIN

22.1 Reference is hereby made to Articles 7 and 16 of the Master Lease. In the event that the Master Lease is not cancelled by either the Master Landlord or Sublandlord pursuant to the terms and provisions of Articles 7 or 16, this Sublease shall not be terminated or cancelled but shall also continue in full force and effect, except that until the Premises are restored, there shall be a proportionate abatement of annual rent payable hereunder on the same prorata basis and to the same extent Sublandlord is entitled to an abatement under the Master Lease with respect to the Premises.

23. NOTICES.

Any notice or document required or permitted to be delivered under this Sublease shall be addressed to the intended recipient, shall be transmitted by hand delivery or by FedEx or similar overnight courier service, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Key Provision Summary, or at such other address as it has then last specified by written notice delivered in accordance with this Article 23.

24. TAXES PAYABLE BY SUBTENANT.

In addition to rent and other charges to be paid by Subtenant under this Sublease, Subtenant shall reimburse to Sublandlord, within ten (10) days after receiving a written demand, any and all taxes payable by Sublandlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Sublease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Sublease, including without limitation any gross income tax or excise tax levied by the State of Georgia, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof, (c) upon or measured by the Subtenant’s gross receipts or payroll or the value of Subtenant’s equipment, furniture, fixtures and other personal property of Subtenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Subtenant is a party creating or transferring any interest of Subtenant in this Sublease or the Premises. In addition to the foregoing, Subtenant agrees to pay, before delinquency, any and all taxes levied or assessed against Subtenant and which become payable during the term hereof upon Subtenant’s equipment, furniture, fixtures and other personal property of Subtenant located in the Premises. Subtenant shall be entitled to the benefit of any tax incentives received as a result of Subtenant’s relocation to the Premises.

25. DEFINED TERMS AND HEADINGS.

The Article headings shown in this Sublease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Sublease. Any indemnification or insurance of Sublandlord shall apply to and inure to the benefit of all the following “Sublandlord Entities”, being hereby defined as Sublandlord, Sublandlord’s Board of Directors, officers, employees and agents. The terms “Subtenant” and “Sublandlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. Subtenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Subtenant’s Proportionate Share shown on the Key Provisions Summary.

26. COMMISSIONS.

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Sublease, except as described on the Key Provisions Summary.

27. TIME AND APPLICABLE LAW.

Time is of the essence of this Sublease and all of its provisions. This Sublease shall in all respects be governed by the laws of the State of Georgia.

28. SUCCESSORS AND ASSIGNS.

Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Sublease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Sublease.

29. ENTIRE AGREEMENT.

This Sublease, together with its exhibits, contains all agreements of the parties to this Sublease and supersedes any previous negotiations. There have been no representations made by the Sublandlord or Subtenant or understandings made between the parties other than those set forth in this Sublease and its exhibits. This Sublease may not be modified except by a written instrument duly executed by the parties to this Sublease.

30. ATTORNEYS’ FEES.

In the event that any action or proceeding is brought to enforce or construe any term, covenant or condition of this Sublease on the part of Sublandlord or Subtenant, including, without limitation, any participation in any bankruptcy, arbitration or mediation process, the prevailing party in such litigation shall be entitled to reasonable attorneys’ fees to be fixed by the Court in such action or proceeding, including, without limitation, attorneys’ fees at both the trial and appellate levels.

31. SPECIAL STIPULATIONS.

Special Stipulations to this Sublease are set forth on Exhibit G attached hereto and made a part hereof. In the event of any conflict between any provision set forth in Exhibit G and any provision contained elsewhere in this Sublease, the former in all events shall supersede, prevail and control.

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be duly executed, sealed and delivered the day and year first above written.

SUBLANDLORD:		SUBTENANT:

THE COCA-COLA COMPANY, a Delaware corporation		GLOBAL PAYMENTS INC., a Georgia corporation

By:	/s/ David M. Taggart	By:	/s/ Suellyn P. Tornay
Name:	David M. Taggart	Name:	Suellyn P. Tornay
Title:	Vice President and Treasurer	Title:	General Counsel

	(CORPORATE SEAL)		(CORPORATE SEAL)

Dated:	December 29, 2003	Dated:	December 24, 2003

EXHIBIT F

RENT

attached to and made a part of Sublease bearing the

Lease Reference Date of December 23, 2003 between

The Coca-Cola Company, as Sublandlord and

Global Payments Inc., as Subtenant

Floor 1	Period of Time	RSF	Annual	Monthly
	3/1/04 – 2/28/05	20,670	-0-	-0-
	3/1/05 – 2/28/06	20,670	351,286.65	29,273.89
	3/1/06 – 2/28/07	20,670	361,825.25	30,152.10
	3/1/07 – 2/28/08	20,670	372,680.01	31,056.67
	3/1/08 – 2/29/09	20,670	383,860.41	31,988.37
	3/1/09 – 2/28/10	20,670	395,376.22	32,948.02
	3/1/10 – 2/28/11	20,670	407,237.51	33,936.46

Floor 2	Period of Time	RSF	Annual	Monthly
	3/1/04 – 2/28/05	24,090	-0-	-0-
	3/1/05 – 2/28/06	24,090	409,409.55	34,117.46
	3/1/06 – 2/28/07	24,090	421,691.84	35,140.99
	3/1/07 – 2/28/08	24,090	434,342.59	36,195.22
	3/1/08 – 2/29/09	24,090	447,372.87	37,281.07
	3/1/09 – 2/28/10	24,090	460,794.06	38,399.50
	3/1/10 – 2/28/11	24,090	474,617.88	39,551.49

Floor 7	Period of Time	RSF	Annual	Monthly
	3/1/04 – 2/28/05	25,410	-0-	-0-
	3/1/05 – 2/28/06	25,410	431,842.95	35,986.91
	3/1/06 – 2/28/07	25,410	444,798.24	37,066.52
	3/1/07 – 2/28/08	25,410	458,142.19	38,178.52
	3/1/08 – 2/29/09	25,410	471,886.45	39,323.87
	3/1/09 – 2/28/10	25,410	486,043.04	40,503.59
	3/1/10 – 2/28/11	25,410	500,624.34	41,718.69

Initial: Sublandlord

Initial: Subtenant

EXHIBIT F

RENT

attached to and made a part of Sublease bearing the

Lease Reference Date of December 23, 2003 between

The Coca-Cola Company, as Sublandlord and

Global Payments Inc., as Subtenant

Floor 8	Period of Time	RSF	Annual	Monthly
	3/1/04 – 2/28/05	25,410	-0-	-0-
	3/1/05 – 2/28/06	25,410	431,842.95	35,986.91
	3/1/06 – 2/28/07	25,410	444,798.24	37,066.52
	3/1/07 – 2/28/08	25,410	458,142.19	38,178.52
	3/1/08 – 2/29/09	25,410	471,886.45	39,323.87
	3/1/09 – 2/28/10	25,410	486,043.04	40,503.59
	3/1/10 – 2/28/11	25,410	500,624.34	41,718.69

Floor 9	Period of Time	RSF	Annual	Monthly
	3/1/04 – 2/28/05	25,410	-0-	-0-
	3/1/05 – 2/28/06	25,410	431,842.95	35,986.91
	3/1/06 – 2/28/07	25,410	444,798.24	37,066.52
	3/1/07 – 2/28/08	25,410	458,142.19	38,178.52
	3/1/08 – 2/29/09	25,410	471,886.45	39,323.87
	3/1/09 – 2/28/10	25,410	486,043.04	40,503.59
	3/1/10 – 2/28/11	25,410	500,624.34	41,718.69

Floor 10	Period of Time	RSF	Annual	Monthly
	3/1/04 – 2/28/05	25,185	-0-	-0-
	3/1/05 – 2/28/06	25,185	544,751.55	45,395.96
	3/1/06 – 2/28/07	25,185	561,094.10	46,757.84
	3/1/07 – 2/28/08	25,185	577,926.92	48,160.58
	3/1/08 – 2/29/09	25,185	595,264.73	49,605.39
	3/1/09 – 2/28/10	25,185	613,122.67	51,093.56
	3/1/10 – 2/28/11	25,185	631,516.35	52,626.36

Initial: Sublandlord

Initial: Subtenant